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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 24, 1997, which appears on page F-2 of Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-34443) of Beringer Wine Estates Holdings, Inc., which is incorporated by reference into this Registration Statement on Form S-1. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which are listed under item 16(b) of Amendment No. 3 of such Registration Statement (No. 333-34443). We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in the Prospectus of such Registration Statement (No. 333-34443). However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

San Francisco, California
October 28, 1997